BARNETT BANKS, INC.

                          THE MANAGEMENT DEFERRAL PLAN

                      (As Amended through January 1, 1996)











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                               BARNETT BANKS, INC.
                          THE MANAGEMENT DEFERRAL PLAN


        Pursuant to the authority granted to the Employee Benefits Committee under subparagraph 13.1(b) of the Plan prior to its restatement, The Management Deferral Plan (the "Plan") is hereby amended and restated this ___ day of _______________, 1996.

                                     W I T N E S S E T H:

        WHEREAS, the Plan was adopted, effective January 1, 1991, to allow for the deferral of compensation by certain executives and highly compensated employees and has been subsequently amended; and

        WHEREAS, the Plan Sponsor deems it appropriate to amend and restate the Plan effective _______________, 1996.

        NOW, THEREFORE, in consideration of the premises herein, the Plan Sponsor agrees as follows:

                                    ARTICLE I
                               Definition of Terms

        The following words and terms as used in this Plan shall have the meaning set forth below, unless a different meaning is clearly required by the context:

        1.1 "Act": The Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, or the corresponding sections of any subsequent legislation which replaces it, and, to the extent not inconsistent therewith, the regulations issued thereunder.

        1.2 "Administrator": The Plan Administrator provided for in ARTICLE XII hereof.

        1.3 "Affiliate": Any subsidiary, parent, affiliate, or other related business entity to the Plan Sponsor.

        1.4 "Beneficiary": The person or persons designated by a Participant or otherwise entitled pursuant to paragraph 8.1 to receive benefits under the Plan attributable to such Participant after the death of such Participant.

        1.5 "Benefit Commencement Date": The date irrevocably elected by the Participant pursuant to subparagraph 3.3(c). The same Benefit Commencement Date shall be required for all Deferral Contributions made and Deferral Benefits attributable to a Deferral Year. Except with

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respect to the Benefit Commencement Date associated with a Disability Retirement
Date, there may be separate Benefit Commencement Dates for different benefits under the Plan.

        1.6 "Board": The Board of Directors of the Plan Sponsor, unless such term is used with respect to a particular Corporation and its Employees, in which event it shall mean the Board of Directors of that Corporation.

        1.7 "Change in Control": A "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied.

               (i) any person, as defined in Section 3(a)(9) of the Securities and Exchange Act of 1934 ("Exchange Act"), as such term is modified in Sections 13(d) and 14(d) of the Exchange Act (other than (A) any employee plan established by any Corporation, (B) the Plan Sponsor or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act), (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by stockholders of the Plan Sponsor in substantially the same proportions as their ownership of the Plan Sponsor (a "Person"), is or becomes the beneficial owner (as defined in Rule 13d-3) promulgated under the Exchange Act), directly or indirectly, of securities of the Plan Sponsor (not including in the securities beneficially owned by such Person any securities acquired directly from the Plan Sponsor) representing 25% or more of the combined voting power of the Plan Sponsor's then outstanding voting securities;

               (ii) during any period of up to two consecutive years (not including any period prior to November 16, 1994) individuals who, at the beginning of such period, constitute the Board cease for any reason to constitute at least a majority thereof, provided that any person who becomes a director subsequent to the beginning of such period and whose nomination for election is approved by at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved (other than a director (A) whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Plan Sponsor, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act or (B) who was designated by a Person who was entered into an agreement with the Plan Sponsor to effect a transaction described in clause (i), (iii) or (iv) of this paragraph 1.7) shall be deemed a director as of the beginning of such period;

               (iii) the stockholders of the Plan Sponsor approve a merger or consolidation of the Plan Sponsor with any other corporation (other than (A) a merger or consolidation that would result in the voting securities of the Plan Sponsor outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of any Corporation at least 51% of the combined voting power of the voting securities of the Plan Sponsor or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Plan Sponsor (or similar transaction) in which no Person is or becomes

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        the beneficial owner (as defined in clause (i) above), directly or indirectly, of securities of the Plan Sponsor (not including in the securities beneficially owned by such Person any securities acquired directly from the Plan Sponsor) representing 25% or more of the combined voting power of the Plan Sponsor's then outstanding voting securities; or

               (iv) the stockholders of the Plan Sponsor approve a plan of complete liquidation of the Plan Sponsor or an agreement for the sale or disposition by the Plan Sponsor of all or substantially all of the Plan Sponsor's assets, other than a sale or disposition by the Plan Sponsor of all or substantially all of the Plan Sponsor's assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by persons in substantially the same proportions as their ownership of the Plan Sponsor immediately prior to such sale.

All references to provisions of the federal securities laws in this and other paragraphs of this Plan are to such provisions as in effect on January 1, 1996 without regard to any subsequent amendments of, changes to or revocation of such provisions.

        1.8 "Code": The Internal Revenue Code of 1986, as the same may be amended from time to time, or the corresponding section of any subsequent Internal Revenue Code, and, to the extent not inconsistent therewith, regulations issued thereunder.

        1.9 "Compensation": A Participant's (i) base salary (referred to as "Salary") and (ii) bonuses and incentive pay (collectively referred to as "Bonus") including that portion of such compensation which is electively deferred under this Plan or any other plan of the Corporation such as a 401(k) plan for such Plan Year or reduced pursuant to a salary reduction election permitted under Section 125 of the Code, but excluding any such compensation deferred from a prior period, expense reimbursement and allowances and benefits not normally paid in cash to the Participant.

        1.10   "Corporation":

        1.10(a) Barnett Banks, Inc., a Florida corporation, or any successor thereto; and any Affiliate executing or adopting this Plan as a participating employer. A register of such corporations which have adopted the Plan and who are at any time participating in the Plan shall be maintained by the Administrator.

        1.10(b) Employment with an Affiliate shall be considered employment with the Corporation for all purposes of the Plan other than determining Eligible Employees and Compensation.

        1.11 "Death Benefit": The benefit with respect to a Participant due a Participant's Beneficiary, determined separately for each subdivision of his Deferral Account and as determined in accordance with ARTICLE VI hereof.

        1.12 "Deferral Account": An unfunded, bookkeeping account maintained on the books of the Corporation for a Participant which reflects his interest in amounts attributable to his Deferred Contributions under the Plan. The Deferral Account of a Participant consists of the following:

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               (i) his Deferral Contributions made to the Deferred Compensation
        Plan of Barnett Banks, Inc. and its Affiliates as it existed prior to January 1, 1991, but only if he elects to have such amounts applied to his Deferral Account (regardless of when such election is made).

               (ii) his Deferral Contributions made to the Plan with respect to Compensation earned after December 31, 1990, and

               (iii) adjustments to the Deferral Account as provided in paragraphs 3.3 and 3.4 hereof.

Separate subdivisions of the Deferral Account shall be maintained to reflect Deferral Contributions made and Deferral Benefits attributable with respect to each Deferral Year and, within each Deferral Year, the Deferral Contributions and Deferral Benefits attributable to Deferral Contributions of Salary and Deferral Contributions of Bonus.

        1.13 "Deferral Amount": With respect to each Plan Year, the sum of:

               (i) the Deferral Contribution which a Participant states in his first or timely amended Deferred Compensation Election filed with respect to his Salary to be paid during the Plan Year, and

               (ii) the Deferral Contribution which a Participant states in his first or timely amended Deferred Compensation Election filed with respect to his Bonus to be paid during a Plan Year.

        1.14 "Deferral Benefit": The balance in a Participant's Deferral
Account.

        1.15 "Deferral Contributions": That portion of a Participant's Compensation which is deferred under the Plan.

        1.16 "Deferral Year": The Plan Year with respect to which a Deferral Contribution is made. For purposes hereof, a Deferral Contribution is considered made with respect to the Plan Year in which the amount would otherwise have been paid to the Participant.

        1.17   "Effective Date":

               (i)  The Effective Date of the Plan is January 1, 1991.

               (ii) The Effective Date of this Restatement of the Plan is
                    __________, 1996.

With respect to any Affiliate adopting the Plan as a participating employer as of a date after the Effective Date of the Plan, the Effective Date of the Plan as to such Affiliate is the same as may be set forth in its adoption agreement or in the appropriate Appendix to the Plan prepared in connection with such adoption.

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        1.18   "Eligible Employee":

        1.18(a) With respect to a Plan Year, an Employee who has not yet reached his Normal Retirement Age on the last day of the Plan Year preceding such Plan Year and who is a member of the "highly compensated group" for such Plan Year.

        1.18(b) For this purpose, the term "highly compensated group" means that group of employees, determined as of the July 31 preceding the first day of a Plan Year who are classified under the Corporation's personnel practices and policies as employed in Grades 40 and above.

        1.18(c) Notwithstanding the foregoing, the determination of whether an Employee is an Eligible Employee shall be made by the Administrator, and shall be conclusive and binding on the Corporation and the Employee, unless such determination is arbitrary and capricious.

        1.18(d) Notwithstanding the foregoing, any special rules or eligibility criteria for employees of any Affiliate adopting the Plan as a participating employer as of a date after the Effective Date of the Plan shall be set forth in the appropriate Appendix to the Plan prepared in connection with such adoption.

        1.19 "Employee": An individual who is employed in the service of the Corporation as a common law employee. Employment with an Affiliate shall be considered employment with the Corporation for all purposes of the Plan other than determining Eligible Employees and Compensation.

        1.20   "Normal Retirement Age":  The age of sixty-five (65) years.

        1.21 "Participant": An Eligible Employee or other person qualified to participate in the Plan for so long as he is considered a Participant as provided in ARTICLE II hereof; and further differentiated as follows:

               (i) "Active Participant": A Participant who has an election to make Deferral Contributions to the Plan in effect at the time in question.

               (ii) "Inactive Participant": A Participant who does not have an election to make Deferral Contributions to the Plan in effect at the time in question.

        1.22 "Plan": This document, as contained herein or duly amended, which shall be known as the "The Management Deferral Plan".

        1.23 "Plan Sponsor": Barnett Banks, Inc., or any successor thereto.

        1.24 "Plan Year": The calendar year.

        1.25 "Potential Change in Control": A "Potential Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

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               (i) the Plan Sponsor enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

               (ii) the Plan Sponsor or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control; or

               (iii) any Person becomes the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities or the Plan Sponsor representing 15% or more of the combined voting power of the Plan Sponsor's then outstanding securities.

        1.26   "Rate of Return":

        1.26(a) The annual interest rate specified by the Administrator for the Deferral Year unless otherwise expressly provided in subparagraph 1.26(b).

        1.26(b) In the event that Participant either:

               (i) fails or refuses to comply with the terms of a Deferred Compensation Election (as defined in paragraph 3.3) or to contribute at least the minimum Deferral Amount required under clause (i) of subparagraph 3.3(b), or

               (ii) dies as a result of suicide within thirteen (13) months following the first day of the Deferral Year,

the annual rate of interest paid with respect to one year certificates of deposits issued by the Plan Sponsor determined as of the first day of the applicable Deferral Year.

        1.26(c) Once established with respect to a Deferral Year, the Rate of Return for all Deferral Contributions made during such Deferral Year shall not be adjusted during the term of the deferral; provided that the Administrator, in its sole discretion, shall have the power, exercisable from time to time during the term of the deferral, to increase, but not to decrease, such Rate of Return.

        1.27 "Scheduled Death Benefit": The anticipated death benefit(s) payable to or with respect to such Participant and his Deferral Account determined on the basis of applicable facts including such Participant's age and an initial or revised Rate of Return, assumed insurability, assumed fulfillment of the benefit entitlement requirements of the Plan and such other facts or factors as the Administrator deems appropriate. The Scheduled Death Benefit shall be set forth on annual benefits statements to be provided to Participants and may be adjusted from time to time in the event of changes in the applicable facts.

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                                   ARTICLE II
                          Eligibility and Participation

        2.1 Eligibility. Each Eligible Employee who is employed by the Corporation on the July 31 (or such later date as the Administrator shall determine in response to a decision by management made in the hiring of an Eligible Employee) immediately preceding a Plan Year shall be eligible to become a Participant in the Plan and to defer Compensation hereunder for such Plan Year. In the case of an Affiliate that adopts the Plan after the Effective Date of the Plan, for the first Plan Year for, or remainder of the first Plan Year in, which the Plan is adopted, each Eligible Employee of such Affiliate shall be eligible to become a Participant in the Plan and to defer Compensation hereunder as of the Effective Date of the Plan as to such Affiliate.

        2.2    Notice and Election Regarding Active Participation.

        2.2(a) The Administrator shall give notice of eligibility to each Eligible Employee who is anticipated to be eligible to make Deferral Contributions to the Plan within a reasonable period of time prior to the beginning of each such Plan Year or, in the case of an Eligible Employee employed by an Affiliate that adopts the Plan effective as of a date other than the first day of a Plan Year and for the first Plan Year for which the Plan is adopted, prior to the Effective Date of the Plan as to such Affiliate.

        2.2(b) In order to make Deferral Contributions with respect to a Plan Year, an Eligible Employee must file with the Administrator an election which is effective as of the first day of the Plan Year in which the services that give rise to the Compensation to be deferred are rendered. Such election must be filed by the date established by the Administrator, which date shall be no later than the December 31 preceding such Plan Year. In the case of a Deferral Contribution of Bonus, the effect of this provision is that the Deferral Election must be filed no later than the December 31 preceding the Plan Year in which the Bonus is to be earned. In the case of an Eligible Employee employed by an Affiliate that adopts the Plan effective as of a date other than the first day of a Plan Year and for the first Plan Year for which the Plan is adopted, such election must be filed prior to, and shall be effective as of, the Effective Date of the Plan as to such Affiliate.

        2.2(c) By executing and filing such election with the Administrator, an Eligible Employee consents and agrees to the following:

               (i) to execute such applications and take such physical examinations and to supply truthfully and completely such information as may be requested by any health questionnaire issued by the Administrator;

               (ii) to make Deferral Contributions to the Plan as specified in such election; and

               (iii) to be bound by all terms and conditions of the Plan and all amendments thereto.

        2.3 Commencement of Active Participation. An Eligible Employee shall become an Active participant with respect to a Plan Year only if he is expected to have Compensation during

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such Plan Year, and he timely files and has in effect a Deferred Compensation
Election for such Plan Year.

        2.4 Length of Participation. An individual who is or becomes a Participant shall be or remain an Active Participant whenever he has a Deferred Compensation Election in effect; and he shall be or remain an Inactive Participant whenever he is entitled to future benefits under the terms of the Plan and is not considered an Active Participant.

                                   ARTICLE III
                       Determination of Deferral Benefits

        3.1 Deferral Benefit. For purposes hereof, a Participant's Deferral Benefit shall be the balance in his Deferral Account at the time in question.

        3.2    Deferral Account.

        3.2(a) The Corporation shall establish and maintain on its books a Deferral Account (and appropriate subdivisions thereof) for each Participant to reflect the Participant's benefits under the Plan.

        3.2(b) The balance in the Deferral Account of a Participant shall consist of his Deferral Contributions made to the Plan pursuant to paragraph 3.3, subtractions pursuant to paragraph 3.4, and deemed earnings or loss thereon determined pursuant to paragraph 3.5.

        3.3    Deferred Compensation Election.

        3.3(a) Subject to the restrictions and conditions hereinafter provided, an Eligible Employee shall be entitled to elect to defer, as a Deferral Contribution with respect to a Plan Year, an amount of his Compensation which is specified by and in accordance with his direction in his Deferred Compensation Election for such Plan Year. Any such election must be filed with the Administrator at the time required under subparagraph 2.2(b).

        3.3(b) The following special rules shall apply:

               (i) A Participant who elects to make a Deferral Contribution must agree to defer a minimum Deferral Amount of at least two thousand dollars ($2,000) with respect to the Plan Year or such Deferred Compensation Election shall not be given effect.

               (ii) The maximum Deferral Contribution of Salary with respect to any participant for a Plan Year shall be twenty percent (20%) of his Salary for such Plan Year.

               (iii) The maximum Deferral Contribution of Bonus with respect to any Participant for a Plan Year shall be one hundred percent (100%) of his Bonus for such Plan Year.

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        3.3(c) Deferred Compensation Elections shall be subject to the following rules:

               (i) A separate Deferred Compensation Election must be filed for each Plan Year.

               (ii) Each Deferred Compensation Election must specify the following:

                      (A)    the Deferral Amount for the applicable period;

                      (B) the Compensation from which the Deferral Contribution shall be withheld, if appropriate;

                      (C) his Benefit Commencement Date, which date

                             (I) may be his Retirement Date or some other date
                      for payment to the Participant,

                             (II) except where permitted by the Administrator,
                      shall be the same for all Deferral Contributions made and Deferral Benefits payable with respect to each Deferral Year,

                             (III) except in the case of a Disability Retirement
                      Date, shall not be earlier than five (5) years following the applicable Deferral Year, and

                             (IV)   shall be irrevocable;

        provided however, that with respect to a Disability Retirement Date, the Participant's Benefit Commencement Date shall be his Disability Retirement Date, unless such Participant affirmatively elects, in his Deferred Compensation Election last filed prior to his Disability Retirement Date, for his otherwise applicable Benefit Commencement Date to apply to any benefits that may become payable as a result of a Disability Retirement. Any such election with respect to Disability Retirement shall apply to all Deferral Benefits regardless of the Deferral Year to which they relate;

                      (D) the number of years over which the Deferral Benefits is to be paid to the Participant or his Beneficiary which period (I) shall be the same for all Deferral Contributions made and Deferral Benefits payable with respect to a Deferral Year, and (II) shall be irrevocable;

                      (E) the Deferral Year to which it relates; and

                      (F) such other information as the Administrator may require.

               (iii) A Deferred Compensation Election made by a Participant who is a member of the Corporation's Management Executive Committee or the Corporation's Management Operations Committee with respect to any Plan Year and stated as a percentage of Salary shall be deemed to refer to Salary as the same may be increased or decreased during the Plan

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        Year. A Deferred Compensation Election made by a Participant who is not a member of the Corporation's Management Executive Committee or the Corporation's Management Operations Committee with respect to any Plan Year and stated as a percentage of Salary shall be deemed to refer to Salary determined as of the effective date of the Deferred Compensation Election, regardless of whether such Salary is increased or decreased during the Plan Year.

        3.3(d) Each Deferral Contribution is intended to be an elective salary reduction amount which shall be deducted from a Participant's Compensation otherwise payable to him for a Plan Year by way of Salary or Bonus. Unless otherwise approved by the Administrator:

               (i) Deferral Contributions of Salary shall be withheld from annual salary on a pro rata basis throughout the Plan Year (or remainder of the Plan Year, in the case of an Affiliate that adopts the Plan effective as of a date other than the first day of a Plan Year) to which the Deferral Contributions of Salary relate.

               (ii) Unless otherwise specifically stated in the Deferred Compensation Election filed by the Participant, Deferral Contributions of Bonus shall be withheld on a first dollar basis from the Bonus before any part is paid to the Participant, provided however, a Deferral Contribution of Bonus shall be reduced by any employment taxes required to be withheld unless the amount required to be withheld may be withheld from payments to be made to the Participant as a Bonus at the same time as the Deferral Contribution would otherwise have been paid in cash, or the Participant makes other arrangements with the Administrator to have such employment taxes withheld from other Compensation to be paid to the Participant during the Plan Year. The Deferred Compensation Election filed by the Participant may provide that the Deferral Contribution of Bonus be withheld after a threshold level of Bonus has been paid to the Participant in cash.

        3.3(e) Deferral Contributions of Salary made by a Participant for a Plan Year shall be credited to his Deferral Account as of the first day of the Plan Year.

        3.3(f) Deferral Contributions of Bonus made by a Participant shall be credited to his Deferral Account as of the first day of the Plan Year in which the Bonus is paid.

        3.4 Subtractions from Deferral Account. The following amounts shall be subtracted from a Participant's Deferral Account and the applicable subdivision thereof.

               (i) All Scheduled Death Benefits payable shall be subtracted immediately after the date of the Participant's death.

               (ii) All distributions from a Participant's Deferral Account shall be subtracted when such distributions are made.

        3.5 Crediting of Deemed Earnings to Deferral Account. At the last day of each Plan Year and at such other time as there will be a payment of a Participant's benefit under the Plan, there shall be credited to each Participant's Deferral

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Account or such subdivision of a Participant's Deferral Account with respect to which payment is to be made, an amount representing deemed earnings on the balance of such account or subdivision thereof as of the date at which such earnings are to be credited (determined after any contributions are credited pursuant to paragraph 3.3). Such earnings shall be based on the applicable Rate of Return for the applicable Deferral Year. Notwithstanding the foregoing, no earnings shall be credited with respect to the period from the end of a Plan Year until the date of a regular benefit payment scheduled to be made on or about February 15 of the following year. In the event that deemed earnings are to be credited as a result of a payment date other than a February 15, then the applicable Rate of Return shall be prorated based on the number of complete calendar months that have elapsed between the date of the most recent crediting of earnings and the date as of which the deemed earnings are to be credited.

        3.6 Equitable Adjustment in Case of Error or Omission. Where an error or omission is discovered in the Deferral Account of a Participant, the Administrator shall be authorized to make such equitable adjustment as the Administrator deems appropriate.

        3.7 Statement of Benefits. Within a reasonable time after March 31 of the Plan Year and at the date a Participant's Deferral Benefit or Death Benefit becomes payable under the Plan, the Administrator shall provide to each Participant (or, if deceased, to his Beneficiary) a statement of the benefit under the Plan.

        3.8 Special Rules for Adopting Affiliates. Notwithstanding the rules relating to the Deferred Compensation Election of a Participant, any special rules applicable to Participants who are employed by any Affiliate adopting the Plan as a participating employer as of a date after the Effective Date of the Plan shall be set forth in the appropriate Appendix to the Plan prepared in connection with such adoption.

                                   ARTICLE IV
                                     Vesting

        4.1 Vesting. A Participant's Deferral Account and Deferral Benefit shall be fully vested and non-forfeitable at all times.

                                    ARTICLE V
                                Retirement Dates

        5.1 Normal Retirement Date. The Normal Retirement Date of a Participant shall be the first day of the Plan Year coinciding with or next following the date on which the Participant attains his Normal Retirement Age.

        5.2 Delayed Retirement Date. A Participant who continues in the active employment of the Corporation beyond his Normal Retirement Date shall continue to participate in the Plan, and his Delayed Retirement Date shall be the date of his retirement from the employment of the Corporation.

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        5.3 Early Retirement Date. A Participant shall be considered to retire from the employment of the Corporation on Early Retirement under the Plan if he retires on his Early Retirement Date as defined in the Retirement Plan for Barnett Banks, Inc. and its Affiliates.

        5.4 Disability Retirement Date. A Participant who, while an Employee, becomes and remains totally and permanently disabled for a period of at least one hundred eighty (180) days may retire from the employment of the Corporation prior to his Normal Retirement Date and his Disability Retirement Date shall be the date on which such one hundred eighty day period ends. The determination of total and permanent disability shall be made by the Administrator in accordance with the following standard. Totally and permanently disabled shall mean the complete inability of an Eligible Employee to perform any and every duty of his regular occupation by reason of an injury or sickness.

                                   ARTICLE VI
                                 Death Benefits

        6.1 Death after Benefit Commencement Date. If a Participant dies after his Benefit Commencement Date, no benefit shall be paid under the Plan except any Death Benefit which may be provided under this ARTICLE VI.

        6.2 Death before Benefit Commencement Date. If a Participant dies before his Benefit Commencement Date, no benefit shall be paid under the Plan except any Death Benefit which may be provided under this ARTICLE VI.

        6.3    Death Benefits.

        6.3(a) In the event a Participant dies before his Benefit Commencement Date, then the Beneficiary of such Participant shall be entitled to receive a Death Benefit under the Plan in an amount equal to the following, determined at the end of the calendar year of his death:

               (i) the applicable Scheduled Death Benefit for each Deferral Year for which (A) either (I) the Deferral Amount has been contributed by him, (II) the Deferral Amount has been or is anticipated to be met for the Plan Year of death based on his Deferred Compensation Election(s) then in effect, if any, and assumed continued annual compensation at the rate or in the amount last in effect prior to his death, or (III) his Deferral contribution is suspended or waived by the Administrator under the Plan at the time of his death, and (B) he satisfies any other benefit entitlement requirements therefor under the Plan; plus

               (ii) fifty percent (50%) of the sum of the Participant's Deferral Amounts for each Plan Year (referred to as the "Supplemental Death Benefit"); plus

               (iii) the sum of the balance(s) in each subdivision of his Deferral Account maintained for each Deferral Year not described in clause (i) of this subparagraph (referred to as the "Deferral Account Death Benefit").

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        6.3(b) In the event a Participant dies after his Benefit Commencement
Date, then the Beneficiary of such Participant shall be entitled to receive a Death Benefit under the Plan in an amount equal to the following, determined at the end of the calendar year of his death:

               (i) the benefits, if any, payable after his death under the form of payment being made to the Participant at the time of his death; plus

               (ii) the Supplemental Death Benefit.

        6.3(c) Notwithstanding anything herein to the contrary, if a Participant dies as a result of suicide within thirteen (13) months after the first day of the Deferral Year, then the Beneficiary of such Participant shall not be entitled to any Scheduled Death Benefit or any Supplemental Death Benefit with respect to such Deferral Year, and his Beneficiary shall instead receive as a Death Benefit under the Plan the balance in the subdivision of his Deferral Account attributable to such Deferral Year.

                                   ARTICLE VII
                               Payment of Benefits

        7.1    Time of Payment of Deferral Benefit.

        7.1(a) Except as provided in subparagraph 7.1(b) and except in the event of a Disability Retirement Date on which a Participant's Deferral Benefits become payable, a Participant's Deferral Benefit, if any, shall become payable to the Participant, if then alive, on February 15 of the Plan Year following the Plan Year during which his Benefit Commencement Date occurs. Notwithstanding the foregoing, however, except in the case of a Disability Retirement Date, no payment shall be made with respect to a Participant's Deferred Benefit attributable to a Deferral Year before February 15 of the fifth (5th) Plan Year following such Deferral Year.

        7.1(b) In the case of a Participant who ceases to be an Employee during a Deferral Year (for any reason other than his death) and therefore fails to contribute at least the minimum Deferral Amount required under clause (i) of subparagraph 3.3(b) for such Deferral Year, the Deferral Benefit attributable to his Deferral Contribution of Salary with respect to such Deferral Year shall be paid to the Participant on the date he ceases to be an Employee or as soon thereafter as is administratively practical.

        7.1(c) Notwithstanding the foregoing, payment may be delayed for a reasonable period in the event the Participant cannot be located or is not competent to receive the benefit payment, there is a dispute as to the proper recipient of such benefit payment, additional time is needed to complete the Plan allocations, or additional time is needed for other administrative reasons.

        7.1(d) In the event of a Disability Retirement Date on which a Participant's Deferral Benefits become payable, an installment payment shall become payable to such Participant on the sixtieth (60th) day following his Disability Retirement Date. Otherwise, the provisions of subparagraph 7.1(a) shall be followed. The effect of this provision may allow two (2) installment payments to be made within one calendar year.

        7.2    Time of Payment of Death Benefit.

        7.2(a) The Scheduled Death Benefit and the Deferral Account Death Benefit with respect to a Participant shall become payable to his Beneficiary on February 15 of the Plan Year following the Plan Year in which the Participant dies.

        7.2(b) The Supplemental Death Benefit with respect to a Participant shall become payable to his Beneficiary on the sixtieth (60th) day following the date a claim for such Supplemental Death Benefit is filed with the Administrator.

        7.2(c) Notwithstanding the foregoing, payment of the Death Benefit may be delayed for a reasonable period in the event the recipient cannot be located or is not competent to receive the benefit payment, there is a dispute as to the proper recipient of such benefit payment, additional time is needed to complete the Plan allocations, or additional time is needed for other administrative reasons.

        7.3    Form of Payment of Deferral Benefit.

        7.3(a) A Participant shall be paid the Deferral Benefit, if any, to which he is entitled, commencing at the applicable time provided in paragraph 7.1, in periodic installments payable annually over a period of five (5), ten
(10), fifteen (15) or twenty (20) years as irrevocably elected by the Participant pursuant to subparagraph 3.3(c).

        7.3(b) Notwithstanding the foregoing, a Participant who ceases to be an Employee during a Deferral Year (for any reason other than his death) and therefore fails to contribute at least the minimum Deferral Amount required under clause (i) of subparagraph 3.3(b) for such Deferral Year shall receive his Deferral Benefit attributable to Deferral Contribution of Salary made with respect to such Deferral Year in a lump sum payment.

        7.4 Form of Payment of Death Benefit. The Death Benefit shall be paid in the following manner:

               (i) The Scheduled Death Benefit and the Deferral Account Death Benefit shall be in periodic installment payable annually over the period irrevocably elected by the Participant pursuant to subparagraph 3.3(c), commencing at the time provided in subparagraph 7.2(a).

               (ii) The Supplemental Death Benefit shall be in a lump sum payment made at the time described in subparagraph 7.2(b).

        7.5    Lump Sum Payments and Periodic Installments.

        7.5(a) The amount of a lump sum payment to or with respect to a Participant shall be determined by reference to the Deferral Benefit or Death Benefit which is to be paid in the form of a lump sum payment.

        7.5(b) The amount of each periodic installment payment shall equal the applicable "Annual Term Certain" amount stated in the annual benefits statement with respect to the Deferral Benefit or the Scheduled Death Benefit, whichever is applicable.

        7.5(c) Upon the death of a Participant after his benefit becomes payable in periodic installments, the amount of any periodic installments remaining unpaid shall be paid to his Beneficiary over the remaining term certain for such installments.

        7.5(d) In the event that a Participant who has begun to receive periodic installment payments as a result of a Disability Retirement Date again becomes an Employee of the Corporation, his periodic installments shall continue regardless of his return to employment with the Corporation.

        7.6 Acceleration of Time or Form of Payment. Notwithstanding any provision herein to the contrary, the Administrator in its sole discretion may accelerate the time of payment hereunder or may pay a portion or all of a Participant's Deferral Benefit, Deferral Account or Death Benefit with respect to the Participant in a lump sum payment in commutation of amounts otherwise to be paid after the Participant's separation from the service of the Corporation; provided that the Administrator shall not have such power to accelerate the time or form of payment from and after the time of a Change in Control.

        7.7 Benefit Determination and Payment Procedure. The Administrator shall make all determinations concerning eligibility for benefits under the Plan, the time or terms of payments, and the form or manner of payment to the Participant or the Participant's Beneficiary, in the event of the death of the Participant. The Administrator shall promptly notify the Corporation of each such determination that benefit payments are due and provided to the Corporation all other information necessary to allow the Corporation to carry out said determination, whereupon the Corporation shall pay such benefits in accordance with the Administrator's determination.

        7.8 Payments to Minors and Incompetents. If a Participant or Beneficiary entitled to receive any benefits hereunder is a minor or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, or is deemed so by the Administrator, benefits will be paid to such person as the Administrator may designate for the benefit of such Participant or Beneficiary. Such payments shall be considered a payment to such Participant or Beneficiary and shall, to the extent made, be deemed a complete discharge of any liability for such payments under the Plan.

        7.9 Distribution of Benefit When Distributee Cannot Be Located. The Administrator shall make all reasonable attempts to determine the identity and/or whereabouts of a Participant or a Participant's Beneficiary entitled to benefits under the Plan, including the mailing by certified mail of a notice to the last known address shown on the Corporation's or the Administrator's records. If the Administrator is unable to locate such a person entitled to benefits hereunder, or if there has been no claim made for such benefits, the Corporation shall continue to hold the benefit due such person, subject to any applicable statute of escheats.

        7.10   Claims Procedure.

        7.10(a) A Participant or Beneficiary (the "claimant") shall have the right to request any benefit under the Plan by filing a written claim for any such benefit with the Administrator on a form provided by the Administrator for such purpose. The Administrator shall give such claim due consideration and shall either approve or deny it in whole or in part. Within ninety (90) days following receipt of such claim by the Administrator, notice of any denial thereof, in whole or in part, shall be delivered to, and a receipt therefor shall be obtained from, the claimant or his duly authorized representative or such notice of denial shall be sent by registered mail to the claimant, or his duly authorized representative, at the address shown on the claim form or such individual's last known address. The aforesaid ninety (90) day response period may be extended to one hundred eighty (180) days after receipt of the claimant's claim if special circumstances exist and if written notice of the extension to one hundred eighty (180) days indicating the special circumstances involved and the date by which a decision is expected to be made is furnished to the claimant within ninety (90) days after receipt of the claimant's claim. Such notice of denial shall be written in a manner calculated to be understood by the claimant and shall:

               (i)    set forth a specific reason or reasons for the denial,

               (ii) make specific reference to the pertinent provisions of the Plan on which any denial of benefits is based,

               (iii) describe any additional material or information necessary for the claimant to perfect the claim and explain why such material or information is necessary, and

               (iv) explain the claim review procedure of subparagraph 7.10(b).

If such notice of denial is not provided to the claimant within the applicable ninety (90) day or one hundred eighty (180) day period, the claimant's claim shall be considered denied for purposes of the claim review procedure of subparagraph 7.10(b).

        7.10(b) A Participant or Beneficiary whose claim filed pursuant to subparagraph 7.10(a) has been denied, in whole or in part, may, within sixty
(60) days following receipt of notice of such denial, or following the expiration of the applicable period provided for in subparagraph 7.10(a) for notifying the claimant of the decision on the claim if no notice of denial is provided, make written application to the Administrator for a review of such claim, which application shall be filed with the Administrator. For purposes of such review, the claimant or his duly authorized representative may review Plan documents pertinent to such claim and may submit to the Administrator written issues and comments respecting such claim. The Administrator may schedule and hold a hearing. The Administrator shall make a full and fair review of any denial of a claim for benefits and issue its decision thereon promptly, but no later than sixty (60) days after receipt by the Administrator of the claimant's request for review, or one hundred twenty (120) days after such receipt if a hearing is to be held or if other special circumstances exist and if written notice of the extension to one hundred twenty (120) days is furnished to the claimant within sixty (60) days after the receipt of the claimant's request for a review. Such decision shall be in writing, shall be delivered by the Administrator to the claimant and shall:

               (i)    include specific reasons for the decision,

               (ii) be written in a manner calculated to be understood by the claimant, and

               (iii) contain specific references to the pertinent Plan provisions on which the decision is based.

                                  ARTICLE VIII
                             Beneficiary Designation

        8.1    Beneficiary Designation.

        8.1(a) Each Participant shall be entitled to designate a Beneficiary hereunder by filing a designation in writing with the Administrator on the form provided or approved by the Administrator for such purpose. Any Beneficiary designation made hereunder shall be effective only if signed and dated by the Participant and delivered to the Administrator prior to the time of the Participant's death. Any Beneficiary designation hereunder shall remain effective until changed or revoked hereunder.

        8.1(b) Any Beneficiary designation may include multiple or contingent Beneficiaries and may specify the proportionate distribution to each Beneficiary.

        8.1(c) A Beneficiary designation may be changed by the Participant at any time, or from time to time, by filing a new designation in writing with the Administrator.

        8.1(d) If the Participant dies without having designated a Beneficiary, or if the Beneficiary so designated has predeceased him, then his estate shall be deemed to be his Beneficiary.

        8.1(e) If a Beneficiary of the Participant shall survive the Participant but shall die before the Participant's entire benefit under the Plan has been distributed, then the unpaid balance thereof shall be distributed to the such other beneficiary named by the deceased Beneficiary to receive his interest or, if none, to the estate of the deceased Beneficiary.

                                   ARTICLE IX
                                   Withdrawals

        9.1 No Withdrawals Permitted. No withdrawals or other distributions shall be permitted from the Deferral Account except as provided in ARTICLE VII.

                                    ARTICLE X
                                     Funding

        10.1 Funding.

        10.1(a)(i) The Plan Sponsor and each other Corporation reserve the right to take reasonable steps to secure the payment of all or part of the Deferral Benefits payable under this Plan, to the greatest extent possible without compromising the unfunded status of the Plan. To the extent not provided by a rabbi trust or other vehicle which the Plan Sponsor and/or any Corporation may establish at any time to provide for the security of the Deferral Benefits, each Corporation will pay Deferral Benefits from its general treasury as they become due. The Corporations may purchase insurance contracts and other investments in contemplation of Deferral Benefits becoming payable in the future.

               (ii) In the event of a Potential Change in Control, each Corporation will immediately fully fund, in a rabbi trust or similar vehicle, the entire Deferral Benefit payable to each of its Participants. In the event the Corporation fully funds the Plan upon a Potential Change in Control, such amount may be returned to the corporation only if a period of one (1) year shall have elapsed from the date of such Potential Change in Control without there have occurred a Change in Control or a subsequent Potential Change in Control (which, for purposes hereof, shall commence a new one (1) year period).

               (iii) In the event of a Change in Control, each Corporation will immediately irrevocably deposit additional cash or other property, in a rabbi trust or similar vehicle, an amount sufficient to pay the entire Deferral Benefit payable to each of its Participants, to the extent not previously funded. Furthermore, within 31 days following the end of each Plan Year ending after there has been a Change in Control, each Corporation will irrevocably deposit additional cash or other property in such trust or similar vehicle in an amount sufficient to pay the entire Deferral Benefit payable to each of its Participants as of the close of the Plan Year, to the extent not previously funded.

        10.1(b) To the extent that any person acquires a right to receive payments from the Corporation under the Plan, such rights shall be no greater than the right of any unsecured general creditor of the Corporation.

        10.1(c) Where more than one Corporation participates in the Plan, the funding and payment provisions hereof shall apply separately to each such Corporation.

        10.1(d) The Plan Sponsor may in its discretion make the payment of any or all benefits under the Plan in lieu of payment by one or more Corporations. Where the Plan Sponsor makes payments on behalf of other Corporations, the Plan Sponsor may require contributions by participating Corporations to the Plan Sponsor at such times (whether before, at or after the time of payment), in such amounts and or on such basis as it may from time to time determine in order to defray the cost of benefits and administration of the Plan.

        10.2 Exclusive Benefit. Although no Participant or Beneficiary will have any preferred claim or beneficial ownership interest in any Plan assets, and any rights they have under the Plan will be mere unsecured contractual rights against the Corporation, the Corporation will use all Plan assets exclusively for the benefit of Participants and Beneficiaries except that its general creditors have prior rights.

                                   ARTICLE XI
                                   Fiduciaries

        11.1 Fiduciaries and Duties and Responsibilities. Authority to control and manage the operation and administration of the Plan shall be vested in the following, who, together with their membership, if any, shall be the Fiduciaries under the Plan with those powers, duties, and responsibilities specifically allocated to them by the Plan:

        11.1(a) Plan Administrator. The Administrator named and serving as provided in ARTICLE XII hereof.

        11.2 Limitation of Duties and Responsibilities of Fiduciaries. The duties and responsibilities, and any liability therefor, of the Fiduciaries provided for in paragraph 11.1 shall be severally limited to the duties and responsibilities specifically allocated to each such Fiduciary in accordance with the terms of the Plan, and there shall be no joint duty, responsibility, or liability among any such groups of Fiduciaries in the control and management of the operation and administration of the Plan.

        11.3 Service by Fiduciaries in More Than One Capacity. Any person or group of persons may serve in more than one Fiduciary capacity with respect to the Plan.

        11.4 Allocation or Delegation of Duties and Responsibilities by Fiduciaries. By written agreement filed with the Administrator, any duties and responsibilities of any Fiduciary may be allocated among Fiduciaries or may be delegated to persons other than Fiduciaries. Any written agreement shall specifically set forth the duties and responsibilities so allocated or delegated, shall contain reasonable provisions for termination, and shall be executed by the parties thereto.

        11.5 Assistance and Consultation. A Fiduciary, and any delegate named pursuant to paragraph 11.4, may engage agents to assist in its duties and may consult with counsel, who may be counsel for the Corporation, with respect to any matter affecting the Plan or its obligations and responsibilities hereunder, or with respect to any action or proceeding affecting the Plan.

        11.6 Compensation and Expenses. All compensation and expenses of the Fiduciaries and their agents and counsel shall be paid or reimbursed by the Corporation on such basis as the Plan Sponsor shall determine; provided, however, that each person or committeeman serving as a Fiduciary shall serve without compensation for such service unless otherwise determined by the Plan Sponsor.

        11.7 Indemnification. The Corporation, on such basis as the Plan Sponsor shall determine, shall indemnify and hold harmless any individual who is an employee of the Corporation or an Affiliate and who is a Fiduciary or member of a Fiduciary under the Plan and any other individual who is an employee of the Corporation or an Affiliate and to whom duties of a Fiduciary are delegated pursuant to paragraph 11.4, to the extent permitted by law, from and against any liability, loss, cost or expense arising from their good faith action or inaction in connection with their responsibilities under the Plan.

                                   ARTICLE XII
                               Plan Administrator

        12.1   Appointment of Plan Administrator.

        12.1(a) The Plan Sponsor may appoint one or more persons to serve as the Plan Administrator (the "Administrator") for the purpose of carrying out the duties specifically imposed on the Administrator by the Plan and the Code. In the event more than one person is appointed, the persons shall form a committee for the purpose of functioning as the Administrator of the Plan. The person or committeemen serving as Administrator shall serve for indefinite terms at the pleasure of the Plan Sponsor, and may, by thirty (30) days prior written notice to the Plan Sponsor, terminate such appointment.

        12.1(b) Unless and until otherwise determined by the Board, the Employee Benefits Committee of the Plan Sponsor which is in existence on the Effective Date of the Plan shall initially serve as the Administrator.

        12.2 Plan Sponsor as Plan Administrator. In the event that no Administrator is appointed or in office pursuant to paragraph 12.1, the Plan Sponsor shall be the Administrator.

        12.3 Procedure if a Committee. If the Administrator is a committee, it shall appoint from its members a Chairman and a Secretary. The Secretary shall keep records as may be necessary of the acts and resolutions of such committee and be prepared to furnish reports thereof to the Plan Sponsor. Except as otherwise provided, all instruments executed on behalf of such committee may be executed by its Chairman or Secretary.

        12.4 Action by Majority Vote if a Committee. If the Administrator is a committee, its action in all matters, questions and decisions shall be determined by a majority vote of its members qualified to act thereon. They may meet informally or take any action without the necessity of meeting as a group.

        12.5 Appointment of Successors. Upon the death, resignation or removal of a person serving as, or on a committee which is, the Administrator, the Corporation may, but need not, appoint a successor.

        12.6 Duties and Responsibilities of Plan Administrator. The Administrator shall have the following duties and responsibilities under the
Plan:

        12.6(a) The Administrator shall be responsible for the fulfillment of all relevant reporting and disclosure requirements set forth in the Plan, the Code and the Act, the distribution thereof to Participants and their Beneficiaries, and the filing thereof with the appropriate governmental officials and agencies.

        12.6(b) The Administrator shall maintain and retain necessary records regarding its administration of the Plan and matters upon which disclosure is required under the Plan, the Code and the Act.

        12.6(c) The Administrator shall make any elections for the Plan required to be made by it under the Plan, the Code and the Act.

        12.6(d) The Administrator is empowered to settle claims against the Plan and to make such equitable adjustments in a Participant's or Beneficiary's rights or entitlements under the Plan as it deems appropriate in the event an error or omission is discovered or claimed in the operation or administration of the Plan. No interest shall be payable with respect to any overpayment or underpayment.

        12.6(e) The Administrator may construe the Plan, correct defects, supply omissions or reconcile inconsistencies to the extent necessary to effectuate the Plan, and such action shall be conclusive.

        12.7 Power and Authority. The Administrator is hereby vested with all the power and authority necessary in order to carry out its duties and responsibilities imposed hereunder in connection with the administration of the Plan. For such purpose, the Administrator shall have the power to adopt rules and regulations consistent with the terms of the Plan.

        12.8 Availability of Records. The Corporation shall, at the request of the Administrator, make available necessary records and other information which they possess which may be required by the Administrator in order to carry out its duties hereunder.

        12.9 No Action with Respect to Own Benefit. No Administrator who is a Participant shall take any part as the Administrator in any discretionary action in connection with his participation as an individual. Such action shall be taken by the remaining Administrator, if any, or otherwise by the Plan Sponsor.


                                  ARTICLE XIII
                        Amendment or Termination of Plan

        13.1 Amendment or Termination of the Plan.

        13.1(a) The Plan may be terminated at any time by the Board. The Plan may be amended in whole or in part from time to time by the Board effective as of any date specified. No amendment or termination shall operate or decrease a Participant's Deferral Benefit, Deferral Account balance or Death Benefit determined as of the earlier of the date on which the amendment or termination is approved by the Board or the date on which an instrument of amendment or termination is signed on behalf of the Plan Sponsor.

        13.1(b) The Board hereby delegates to the Employee Benefits Committee of the Plan Sponsor the right to modify, alter, or amend the Plan in whole or in part to make any technical modification, alteration or amendment which in the opinion of counsel for the Plan Sponsor is required by law and is deemed advisable by such Committee and the Administrator, and to make any other modification, alteration or amendment which does not, in such Committee's view, substantially increase costs, contributions or benefits and does not materially affect the eligibility, vesting or benefit accrual or allocation provisions of the Plan.


                                   ARTICLE XIV
                                  Miscellaneous

        14.1 Non-assignability. The interests of each Participant under the Plan are not subject to claims of the Participant's creditors; and neither the Participant, nor his Beneficiary, shall have any right to sell, assign, transfer or otherwise convey the right to receive any payments or any interest under the Plan, which payments and interest are expressly declared to be non-assignable and non-transferable.

        14.2 Right to Require Information and Reliance Thereon. The Plan Sponsor, the Corporation and the Administrator shall have the right to require any Participant, Beneficiary or other person receiving benefit payments to provide it with such information, in writing, and in such form as it may deem necessary to the administration of the Plan, including but not limited to the completion of a medical information survey or other health questionnaire where it deems appropriate (including any physical examination in connection therewith). The Plan Sponsor may rely on such information in carrying out its duties hereunder. Any payment to or on behalf of a Participant or Beneficiary in accordance with the provisions of the Plan in good faith reliance upon any such written information provided by a Participant or any other person to whom such payment is made shall be in full satisfaction of all claims by such Participant and his Beneficiary; and any payment to or on behalf of a Beneficiary in accordance with a provision of the Plan in good faith reliance upon such written information provided by such Beneficiary or any other person to whom such payment is made shall be in full satisfaction of all claims by such Beneficiary.

        14.3 Notices and Elections. All notices required to be given in writing and all elections required to be made in writing under any provision of the Plan shall be invalid unless made on such forms as may be provided or approved by the Administrator and, in the case of a notice or election by a Participant or Beneficiary, unless executed by the Participant or Beneficiary giving such notice or making such election.

        14.4 Delegation of Authority. Whenever the Plan Sponsor or any other participating employer is permitted or required to perform any act, such act may be performed by its President or Chief Executive Officer or other person duly authorized by its President or Chief Executive Officer or its Board.

        14.5 Service of Process. The Administrator shall be the agent for service of process on the Plan.

        14.6 Governing Law. The Plan shall be construed, enforced and administered in accordance with the laws of the State of Florida.

        14.7 Binding Effect. The Plan shall be binding upon and inure to the benefit of the Corporation, its successors and assigns, and the Participant and his heirs, executors, administrators and legal representatives.

        14.8 Severability. If any provision of the Plan should for any reason be declared invalid or unenforceable by a court of competent jurisdiction, the remaining provisions shall nevertheless remain in full force and effect.

        14.9 No Effect on Employment Agreement. The Plan shall not be considered or construed to modify, amend or supersede any employment or other agreement between the Corporation and the Participant heretofore or hereafter entered into unless so specifically provided.

        14.10 Gender and Number. In the construction of the Plan, the masculine shall include the feminine or neuter and the singular shall include the plural and vice-versa in all cases where such meanings would be appropriate.

        14.11 Titles and Captions. Titles and captions and headings herein have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

                                   ARTICLE XV
                       Adoption by Additional Corporations

        15.1 Adoption by Additional Corporations. Any Affiliate of the Plan Sponsor may adopt the Plan with the consent of the Administrator and approval by the Board of such Affiliate.

        IN WITNESS WHEREOF, the undersigned Chairman or Secretary of the Employee Benefits Committee of the Plan Sponsor has signed his name hereto to evidence the adoption of this amendment and restatement of the Plan by the Employee Benefits Committee as of the 1 day of January, 1996.

                                            EMPLOYEE BENEFITS COMMITTEE
                                               OF BARNETT BANKS, INC.


                                            By:     /s/ Donna Lange
                                               ------------------------------
                                            Its:     Secretary
                                                -----------------------------
Attest:

Its